Exhibit 99.1

Consent of Person Named as About to Become Director
In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who is anticipated to become a director of Burke & Herbert Financial Services Corp. (“Burke & Herbert”) following the consummation of the merger of LINKBANCORP, Inc. (“LNKB”) with and into Burke & Herbert in accordance with the Agreement and Plan of Merger, dated as of December 18, 2025, between Burke & Herbert and LNKB, as described in the joint proxy statement/prospectus, which forms a part of the Registration Statement on Form S-4 of Burke & Herbert, and any amendment or supplement thereto (File No. 333-292956, the “Registration Statement”), and to being named in this Current Report on Form 8-K, as may be amended from time-to-time (the “Form 8-K”), and also consents to the filing of this consent as an exhibit to the Form 8-K and to the incorporation by reference of this consent as an exhibit to the Registration Statement.

/s/ Diane Poillon	March 05, 2026
Diane Poillon	Date